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Exhibit 10.15

LEASE TERMINATION AGREEMENT

    THIS LEASE TERMINATION AGREEMENT ("Agreement") is made this 16thday of May, 2001, between BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and RIGEL PHARMACEUTICALS, INC. (formerly known as RIGEL, INC.), a Delaware corporation ("Tenant").

RECITALS

    A.  Landlord and Tenant are parties to a Build-to-Suit Lease dated June 2, 1998 (the "Lease"), covering premises consisting of a building of approximately 61,000 square feet commonly known as 240 East Grand Avenue, South San Francisco, California (the "Premises") and located in the Britannia Pointe Grand Business Park.

    B.  Concurrently with the execution of this Agreement, Tenant is entering into a Build-to-Suit Lease (the "New Lease") with Slough BTC, LLC ("Slough BTC") as Landlord, covering two buildings to be constructed in the Britannia Oyster Point Project at Oyster Point Boulevard and Veterans Boulevard in South San Francisco, California (the "New Buildings"). The estimated occupancy dates for the New Buildings are in October, 2002 and December, 2002, respectively. Slough BTC is an affiliate of Landlord.

    C.  In connection with the execution of the New Lease, Slough BTC and Tenant have asked Landlord to agree to an early termination of the Lease and of all of Tenant's rights and obligations thereunder and Landlord has agreed to such early termination, subject to the terms and conditions set forth in this Agreement. Landlord and Tenant are entering into this Agreement to set forth their understandings with respect to such early termination.

AGREEMENT

    NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

    1.  Surrender of Premises.  Tenant shall surrender possession of the Premises to Landlord on or before the date (hereinafter called the "Surrender Date") which is thirty (30) days after the later to occur of the Phase I Rent Commencement Date or the Phase II Rent Commencement Date under the New Lease, subject to all of the terms and conditions of this Agreement. Landlord agrees to accept such surrender, subject to all of the terms and conditions of this Agreement. Tenant acknowledges that it has been advised that Landlord will be entering into a lease with a successor tenant to occupy the Premises as soon as possible after the Surrender Date, and that Tenant's timely surrender of the Premises is a material part of the consideration flowing from Tenant to Landlord under this Agreement. The holdover provisions set forth in Section 2.5 of the Lease shall survive any termination of the Lease pursuant to this Agreement and shall apply in the event of any failure of Tenant to surrender possession of the Premises in a timely manner on or before the Surrender Date.

    2.  Termination of Lease.  On and as of the Surrender Date, provided that Tenant has then complied with all of Tenant's obligations under this Agreement to be performed on or before the Surrender Date (including, but not limited to, obligations relating to the condition of the Premises upon surrender as hereinafter set forth) and is not then in default under the Lease, the Lease shall be terminated and all further rights, obligations and liabilities of the parties under the Lease shall be terminated and discharged, except to the extent such rights, obligations or liabilities (a) relate to or arise out of events, defaults or other circumstances occurring prior to the Surrender Date or (b) arise under or are expressly preserved under the provisions of this Agreement. Notwithstanding any other provisions of this Agreement, this Agreement is expressly conditional upon Landlord's lender, The

Northwestern Mutual Life Insurance Company, approving in writing the provisions of this Agreement within sixty (60) days after the date hereof. If such written approval is not received within such 60-day period, then (i) Landlord shall have the right to extend such 60-day period for up to an additional thirty (30) days in order to continuing pursuing receipt of such written approval, and (ii) if Landlord either does not elect such an extension or, following election of such an extension, is unable to obtain such written approval within the extended period of up to thirty (30) additional days, then Landlord and Tenant shall each have the right to terminate this Agreement by written notice to the other at any time prior to the actual receipt of such written approval. Landlord agrees to use its good faith, commercially reasonable best efforts to obtain such written approval from The Northwestern Mutual Life Insurance Company in a timely manner.

    3.  Condition of Premises.

      (a) On the Surrender Date, Tenant shall surrender possession of the Premises to Landlord in the condition required under the Lease. Without limiting the scope of the foregoing obligation, Tenant shall remove all of Tenant's personal property and trade fixtures from the Premises on or before the Surrender Date, shall remove all fixtures and alterations that Tenant is required to remove under the terms of the Lease, shall repair any damages caused by any such removal, and shall be deemed to have waived and released any and all rights with respect to any personal property, trade fixtures or other items remaining on the Premises on the Surrender Date.

      (b) In order to facilitate Landlord's re-leasing of the Premises, Tenant agrees (i) to cooperate with reasonable diligence in the scheduling of, and to participate in good faith in, walkthroughs of the Premises, as reasonably requested by Landlord from time to time with reasonable notice after the date hereof, with representatives of Landlord and of any prospective tenant of the Premises, in order to identify with reasonable specificity the alterations, improvements, fixtures and equipment that will be left in the Premises by Tenant at the time Tenant surrenders possession thereof and the trade fixtures, equipment and other items that Tenant intends to remove from the Premises on or before the Surrender Date, consistent with the provisions of the Lease relating to such matters, and (ii) to cooperate with reasonable diligence in negotiating and entering into a written agreement with Landlord and, if so requested by Landlord, with any successor tenant of the Premises, confirming the matters set forth in clause (i) of this sentence, which agreement shall be in form and substance reasonably satisfactory to all of the parties thereto. Without limiting the generality of the preceding sentence, Tenant acknowledges and agrees that if Landlord so requests, an initial walkthrough as contemplated in clause (i) of the preceding sentence may occur as soon as within thirty (30) days after the date of this Agreement.

    4.  Security Deposit.  Landlord presently holds a security deposit from Tenant, pursuant to the Lease, in the amount of $121,928.00. Landlord shall be entitled to apply such security deposit, in accordance with the terms of the Lease, to remedy any breach or default by Tenant on or before the Surrender Date. To the extent the security deposit is not so used or applied, Landlord shall be entitled to continue to hold the security deposit after the Surrender Date, without interest, as continued security for Tenant's obligations under Paragraphs 1 and 3 of this Agreement, until full and final performance of such obligations by Tenant. Within 15 days after full and final performance of all of Tenant's obligations under Paragraphs 1 and 3 of this Agreement and of all of Tenant's obligations under the Lease as to which performance is due on or before the date such obligations under Paragraphs 1 and 3 of this Agreement have been fully and finally performed, any balance of the security deposit not so applied by Landlord shall be refunded to Tenant.

    5.  Representations of Parties.  Each party warrants and represents that it has not made any assignment, sublease, transfer, conveyance or other disposition of its interest in the Lease, or of any claim, demand, obligation, liability, action or cause of action arising out of or in connection with the Lease.

    6.  Notices.  Any notice or other communication to be given under this Agreement shall be given in accordance with the notice provisions set forth in Section 19.1 of the Lease, which provisions are incorporated herein by this reference as if fully set forth.

    7.  Miscellaneous.

      (a) All prior understandings and agreements between the parties with respect to the termination of the Lease are merged in this Agreement. There are no representations, warranties or agreements between the parties concerning the termination of the Lease except as set forth in this Agreement, and this Agreement fully and completely expresses the parties' agreement regarding such termination of the Lease. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors or assigns.

      (b) The parties have read this Agreement, have sought the advice of counsel to the extent they deemed appropriate, and have freely and voluntarily entered into this Agreement.

      (c) Time is of the essence of this Agreement and of each and every obligation hereunder.

      (d) If legal action is instituted by either party to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs of suit in connection with such action, regardless of whether the action proceeds to final judgment, as well as its reasonable attorneys' fees and costs of suit in connection with any appellate proceedings and/or any proceedings necessary or appropriate for the enforcement of any judgment obtained by such prevailing party in such proceedings.

      (e) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      (f)  This Agreement may be executed in several counterparts, and by separate parties on separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership			RIGEL PHARMACEUTICALS, INC. (formerly known as RIGEL, INC.), a Delaware corporation
By:	Britannia Pointe Grand, LLC, a California limited liability company, its general partner		By:	/s/ James M. Gower
			Its:	CEO & President
	By:	/s/ T. J. Bristow T.J. Bristow, Manager	By:	/s/ James H. Welch
			Its:	V.P. Finance

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  Exhibit 10.15
LEASE TERMINATION AGREEMENT